Exhibit 4.1

AMENDMENT NO. 1 TO WARRANT

This AMENDMENT NO. 1 TO PRE-FUNDED WARRANT (this “Amendment”) is effective as of June 14, 2023 by and between DarioHealth Corp., a Delaware corporation (the “Company”) and the holders of certain Warrants (as herein defined) as set forth on Appendix A annexed hereto (the “Holder”). Each of the Company and the Holder shall be referred to collectively as the “Parties” and individually as a “Party.”

W I T N E S S E T H:

WHEREAS, the Company issued the Holders a warrant (the “Warrant”) to purchase shares of the Company’s common stock in the amounts set forth on Appendix A, on May 1, 2023;

WHEREAS, the Parties desire to clarify certain provisions of the Warrant as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties agree with the others as follows:

1.       Unless otherwise defined herein, all terms and conditions used in this Amendment shall have the meanings assigned to such terms in the Warrant.

2.       The term “Stock Purchase Price” is hereby deleted in its entirety and replaced with the following:

“Stock Purchase Price” means $3.334.

3.       Except as herein amended, the Warrant shall remain in full force and effect.

4.       Further Assurances. Each Party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other Party hereto in order to carry out the provisions and purposes of this Amendment.

5.       Counterparts. This Amendment may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.       Headings. The headings of Articles and Sections in this Amendment are provided for convenience only and will not affect its construction or interpretation.

7.       Waiver. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Amendment or any of the documents referred to in this Amendment will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

8.       Severability. The invalidity or unenforceability of any provisions of this Amendment pursuant to any applicable law shall not affect the validity of the remaining provisions hereof, but this Amendment shall be construed as if not containing the provision held invalid or unenforceable in the jurisdiction in which so held, and the remaining provisions of this Amendment shall remain in full force and effect. If the Amendment may not be effectively construed as if not containing the provision held invalid or unenforceable, then the provision contained herein that is held invalid or unenforceable shall be reformed so that it meets such requirements as to make it valid or enforceable.

9.       Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof. Any disputes arising from this Amendment shall be resolved pursuant to Section 14 of the Warrant.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Warrant to be duly executed as of the day and year first above written.

Company:

DARIOHEALTH CORP.

By:	/s/ Erez Raphael
Name: Erez Raphael
Title: Chief Executive Officer

Holder: Avenue Venture Opportunities Fund II L.P.

By: Avenue Venture Opportunities Partners LL, LLC
Its: General Partner

/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

Holder: Avenue Venture Opportunities Fund L.P.

By: Avenue Venture Opportunities Partners, LLC
Its: General Partner

/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

Appendix A

Warrant Holder	Warrant Shares
Avenue Venture Opportunities Fund, L.P.	$975,000/$3.334 = 292,442
Avenue Venture Opportunities Fund II, L.P.	$975,000/$3.334 = 292,442